SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]	Preliminary Proxy	[ ]	CONFIDENTIAL, FOR USE OF THE
	Statement		COMMISSION ONLY (AS PERMITTED BY RULE 14a-
6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Under 14a-12

STATE FARM ASSOCIATES’ FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

[To be included on website where shareholders of State Farm Mutual Fund Trust and State Farm Associates’ Funds Trust can view their account information.]

ACTION REQUESTED:
State Farm ® issued a proxy solicitation in March seeking shareholder approval of a number of initiatives being considered during the shareholder meeting on June 12, 2015. We encourage you to review the proxy materials and vote by mail, phone, or online. If you need a replacement voting ballot, please call 1-866-612-1825. If you have any questions, please call the Mutual Funds Response Center at 1-800-447-4930. AP2015/02/0428

[To be included in the April 2015 edition of the State Farm Mutual Fund Investor Newsletter, which is provided to shareholders of State Farm Mutual Fund Trust and State Farm Associates’ Funds Trust.]

ACTION REQUESTED:
State Farm ® issued a proxy solicitation in March seeking approval of several initiatives up for consideration during the June 12th, 2015 meeting. We encourage you to review the proxy material and vote by mail, phone, or online. If you need a replacement voting ballot, please call 1-866-612-1825. If you have any questions, please call the Mutual Funds Response Center at 1-800-447-4930 or visit www.statefarm.com/proxy.*

*Vanity URL still to-be-determined. Statefarm.com/proxy is a current placeholder.